UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the
☑	Definitive Proxy Statement		Commission Only (as permitted☐
☐	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to § 240.14a-12

AMERICA SERVICE GROUP INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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America Service Group Inc.’s definitive proxy statement as filed with the Securities and Exchange Commission on April 29, 2004 is hereby amended solely to correct a typographical error on page 28 of the definitive proxy statement. The first sentence under “Form of Amendment” incorrectly stated that we propose to amend our Amended and Restated Certificate of Incorporation so that the Fourth Article reads in its entirety as the text set forth below such sentence. The amendment is to clarify that the proposed amendment is to restate solely the first paragraph of the Fourth Article.